EXHIBIT 10.5

EXAR CORPORATION

2006 EQUITY INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [                    ] by and between Exar Corporation, a Delaware corporation (the “Corporation”), and [                    ] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Exar Corporation 2006 Equity Incentive Plan (the “Plan”), the Corporation has granted to the Director effective as of the date hereof (the “Award Date”), a credit of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Director an Award with respect to an aggregate of [                    ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on the earlier to occur of (i) the first anniversary of the Award Date, and (ii) the first annual meeting of the Corporation’s stockholders that occurs after the Award Date.

4. Continuance of Services. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan. Nothing contained in this Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b) Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall pay the Director an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following vesting of the Award pursuant to Section 3 or Section 9, the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8. Effect of Termination of Service. The Director’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Director is no longer a member of the Board, regardless of the reason for the termination of the Director’s service as Board member (whether voluntarily or involuntarily, including a termination due to death or disability). If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights may be paid pursuant to Section 5(b).

10. Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Director under this Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

EXAR CORPORATION, a Delaware corporation	DIRECTOR

By:	Signature

Print Name:
Its:	Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by Exar Corporation, I,                                         , the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:

Signature of Spouse

Print Name

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